Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 26, 2014, and is entered into by and among ENERGY WEST, INCORPORATED, a Montana corporation (the “Borrower”), BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as agent for the “Lenders” party to the Amended and Restated Credit Agreement described below (in such capacity, the “Administrative Agent”), such Lenders and each other Loan Party signatory hereto.

WHEREAS, the Administrative Agent, the Lenders and the Borrower have entered into that certain Amended and Restated Credit Agreement dated as of September 20, 2012 (as such agreement has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein and the Administrative Agent and the Lenders are, subject to the terms hereof, willing to so amend the Credit Agreement.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.          Amendments to Credit Agreement. Subject to satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto in applicable alphabetical order:

“First Amendment Effective Date” means November 26, 2014.

“Revolving Credit Commitment Reduction Date” means July 1, 2015.

(b)          Section 2.05(c) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following language therefor:

“(c)          If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility then in effect, including, but not limited to, any excess existing on the Revolving Credit Commitment Reduction Date after giving effect to the reduction of the Revolving Credit Facility on such date, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect.”

(c)          Subclause (iii) of Section 7.05(h) of the Credit Agreement is hereby amended by deleting such subclause in its entirety and substituting the following language therefor:

“(iii) the proceeds of such Disposition are applied as a mandatory prepayment against the Loans in accordance with Section 2.05(b);”

(d)          Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby deleted in its entirety and a revised Schedule 2.01 attached hereto as Exhibit A is substituted therefor.

3.          Ratification; No Defenses; Waiver.

(a)          Obligations.  All references in the Loan Documents to the “Obligations” or any other obligations, liabilities or indebtedness of the Borrower or any other Loan Party owing from time to time and at any time to Administrative Agent and the Lenders shall be deemed to refer to, without limitation, the “Obligations” of the Loan Parties under, pursuant to and as defined in the Credit Agreement, as amended by this Amendment. All references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as amended by this Amendment.

(b)          Ratification.  In connection with the execution and delivery of this Amendment, the Borrower and each Loan Party signatory hereto, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its property or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Loan Documents, hereby (i) acknowledges, ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each of such Loan Documents, to which it is a party, and (ii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Loan Documents as security for the obligations, liabilities and indebtedness of such Person under or with respect to the Loan Documents (the “Liabilities”), ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the Liabilities of such Person and the other Loan Parties, as applicable, under the Loan Documents, as amended hereby, in each case including, without limitation, all additional obligations, indebtedness and liabilities resulting from this Amendment, and as if each reference in such Loan Documents, as amended hereby, to the obligations, indebtedness and liabilities secured thereby are construed hereafter to mean and refer to such obligations, indebtedness and liabilities under Credit Agreement and the other Loan Documents, as amended hereby. By executing this Amendment, the Borrower and each other Loan Party signatory hereto hereby further ratifies, acknowledges, affirms and reconfirms that each Loan Document, as amended hereby, constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, and that each such Loan Document, as amended hereby, is in full force and effect.

2

(c)          No Defenses.   The Borrower and each other Loan Party signatory hereto hereby represent and warrant to, and covenant with the Administrative Agent and the Lenders that as of the date hereof: (i) neither Borrower nor any other Loan Party has any defenses, offsets or counterclaims of any kind or nature whatsoever against the Administrative Agent or any Lender with respect to any of the loans or other financial accommodations made under any of the Loan Documents or any of the Loan Documents themselves, or any action previously taken or not taken by the Administrative Agent or any of the Lenders with respect thereto, and (ii) the Administrative Agent and the Lenders have fully performed all obligations to the Borrower and each other Loan Party which they may have had or have on and of the date hereof.

(d)          Waiver.   The Borrower and each other Loan Party signatory hereto, on its own behalf and on behalf of its representatives, partners, agents, employees, servants, officers, directors, shareholders, subsidiaries, affiliated and related companies, successors and assigns (collectively, the “Obligor Group”), hereby releases and forever discharges the Administrative Agent, the Lenders, and their respective officers, directors, subsidiaries, affiliated and related companies, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (collectively, the “Lender Indemnified Group”), of and from all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands of whatsoever kind or nature, in law or in equity, whether known or unknown, concealed or hidden, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, arising out of or relating to the Loan Documents or any of the agreements, documents and instruments executed and delivered in connection therewith or any related matter, cause or thing or any transaction contemplated thereby, that any of the Obligor Group, jointly or severally, has had, now has or hereafter can, shall or may have against the Lender Indemnified Group, or any member thereof, directly or indirectly, whether known or unknown, through the date hereof.

4.          Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)          the Borrower, each other Loan Party signatory hereto and each Lender shall have executed and delivered this Amendment and such other documents and instruments as the Administrative Agent may reasonably require;

(b)          the Borrower shall pay to Administrative Agent for its own account a amendment fee in the amount of $50,000 on the First Amendment Effective Date. Such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever;

(c)          the representations and warranties set forth in Section 5 of this Amendment shall be true and correct; and

(d)          no Default or Event of Default shall exist, or would result from the consummation of this Amendment.

3

5.          Representations and Warranties.          To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each other Loan Party signatory hereto hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)          each Loan Party signatory hereto and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)          the execution, delivery and performance by each Loan Party signatory hereto of this Amendment, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

6.          Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.          References.         Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. This Amendment is a Loan Document. Any reference to the Loan Documents contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to this Amendment.

8.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

4

9.          Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

10.         Governing Law.      This AMENDMENT and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this AMENDMENT and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK.

- Remainder of Page Intentionally Left Blank; Signature Page Follows -

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

ENERGY WEST, INCORPORATED, a Montana corporation

By:	/s/ Kevin J. Degenstein
Name:	Kevin J. Degenstein
Title:	Chief Executive Officer

6

OTHER LOAN PARTIES:
ENERGY WEST RESOURCES, INC.,
ENERGY WEST PROPANE, INC.,		a Montana corporation, as a Loan Party
a Montana corporation, as a Loan Party

By:	/s/ Jed Henthorne	By:	/s/ Kevin J. Degenstein
Name:	Jed Henthorne	Name:	Kevin J. Degenstein
Title:	Vice President	Title:	President

ENERGY WEST DEVELOPMENT, INC.,		ENERGY WEST PROPERTIES, LLC, a
a Montana corporation, as a Loan Party		North Carolina limited liability company, as a Loan Party

By:	/s/ Kevin J. Degenstein	By:	/s/ Jed Henthorne
Name:	Kevin J. Degenstein	Name:	Jed Henthorne
Title:	President	Title:	Vice President

7

THE ADMINISTRATIVE AGENT AND LENDER:

BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent and as a Lender

By:	/s/ Jonathan M. Phillips
Name:	Jonathan M. Phillips
Title:	Senior Vice President

8